Exhibit 10.16

Contract of Building Lease

to The British International School, Shanghai

(The School building of Puxi campus)

Shanghai Chengyuan Investment Management Co.Ltd (hereinafter referred to as Party A)

Address: Room 18-D6, No. 2788, Jidi Road, Minhang District, Shanghai. Zip code: 201107

Tel: 62211022,     Fax: 62212615

Representative: HOU Nengcong   Title: General Manager

The British International School, Shanghai (hereinafter referred to as Party B)

Address: 600 Cambridge Forest New Town, 2729 Hunan Road. Zip code: 201315

Tel: +44 161 494 4191,                                                              Fax: +44 161 491 4517

Representative: Andrew Fitzmaurice   Title: Chairman of The British International School, Shanghai

Pursuant to the «Contract Law of the People’s Republic of China» and based on the principle of mutual benefit, Party A and Party B have hereby entered into this Contract, regarding the lease of Premises located at the Jinguang Road, Shanghai.

1.                                      (Definitions and Interpretations)

In this lease, the following meanings apply unless the context requires otherwise:

“Common Parts” means all areas, facilities, machinery, equipment and Service Media (other than those serving the premises exclusively) within the Premises and /or the Development from time to time as may be reasonably designated by Party A and/or the Manager for the common use of any of the occupiers of the Development and those authorized by them including, without limitation, the access roads, pedestrian ways, common entrances, staircases, lift, escalators, roads, forecourts, loading bays, parking areas, landscaped areas;

“Government” means the government of the PRC;

“Manager” means the person, firm or company appointed from time to time by Party A and/or owners’ management committee to manage the development project;

“Permitted Use” means the use specified in the Article 2.3 thereafter;

“Premises” means the each and every part of the premises described in the Article 2 thereafter, including;

(i)                                     All additions and improvements to the Premises;

(ii)                                  All fixtures and fittings (whether structural or non-structural) in the Premises whether or not originally fixed to them except the fixture installed by Party B for the purposes of its business that can be removed from the Premises without defacing the premises;

(iii)                               The finishes applied to the interior of the external walls and to any structural columns;

(iv)                              The doors, windows and the frames;

(v)                                 Elevators (if any) and staircases and all internal access or passages in the Premises;

(vi)                              The Service media in the development project that serve the Premises;

“Prescribed Rate” means 0.05% per day;

“Rent” means the rent as detailed in the Article 5 of the Contract;

“Service Media” means roads, pathways, sewers, drains, gutters, pipes, ducts, wires, chimneys, fibre optic backbone and other conducting, telecommunications and IT media from time to time in the Premises and/or the development project including and fixings, louvres, cowls and other covers and ancillary apparatus;

“Term” means the term of years as detailed in the Article 4 thereafter and any period of holding over thereafter;

“Utilities” means the sewage, drainage, water, electricity, gas, telecommunication and information;

“Working Day” means any day on which banks in PRC generally are open for business;

2.                                      (About the Property for Lease)

2.1.                            Location: Both parties have agreed that the project shall be located at the west of the Jinguang Road and the north of Panlong River (location map attached), the 1st phased area about 17900 square meters and the 2nd phased area is about 12331 square meters.;

2.2.                            Both parties have agreed to construct a school building with appoximately 15,500 construction aquare meters on the first phase of the land, and Party B expects to start to use the building in September 2011.

2.3.                            Party B agrees Party A to get the second phase of the land by either buying or leasing, Party A guarantees that all the legal procedure for getting the said land use right shall be completed before March 2011. In the following six months, Party B will be responsible for sport lawn on the second phase of the land. And the sport lawn shall be available for school in September 2011.

3.                                      (Construction of School Building)

3.1.                            Party B shall provide Party A one conceptual design with comprehensive details regarding function/space.

3.2.                            Based on the conceptual design provided by Party B, Party A shall design the artist impression and construction drawings for the campus and buildings for the examination and approval by Party B. The said drawings are attachments to this Contract and are parts of this Contract.

3.3.                            When constructing the school buildings, Party A shall use materials similar to those for Forest Manor and the service life of buildings’ structure shall be more than 25 years.

3.4.                            When  receiving the integrated data provided by Party B and confirming that there is nothing missed, Party A shall finish the design within 2 months.

3.5.                            When completing the preliminary design and being confirmed by Party B, Party A shall finish the construction drawings within 2 months.

3.6.                            When finishing the construction drawings and getting the confirmation from Party B, Party A shall complete the civil construction of the building within 12 months. The buildings must be completed and handed over no later than December 31, 2010.

3.7.                            Party B will finish the fitting out of the school buildings within 8 months. Party A shall promise to finish the fencing around the school, the entry path, landscape and sports lawn work at the same time, and clear up the site.

3.8.                            Party A shall undertake all the cost for the main structure of the school buildings (based on the specifications of the construction drawings) while the fitting out shall be conducted by Party B at Party B’s own expenses.

4.                                      (Term of Lease)

The lease term of the school buildings shall be 25 years, commencing on September 1, 2011 and ending on August 31, 2036. Party B shall have an option to extend the lease for another 5 years upon the expiration of the lease term. Party B must serve a written notice of its intention to exercise a five year extension option by August 31st in the year preceding the expiration of the lease term. The parties will agree on the rental for the five year extension (As Article 5.3 hereof) within one calendar month of the notice being served.

5.                                      (Rent)

5.1       The rent shall be calculated based on the construction square meter of the school buildings, which shall be based on the figure shown on Shanghai Certificate of Real Estate Ownership issued by Shanghai Housing and Land Resources Administration Bureau.

5.2       The rental of school buildings is USD135 per square meter per year, or RMB1113.75 per square meter per year based on the fixed exchange rate at USD1.00=RMB8.25.

5.3       From September 1, 2036 on, the rent shall be adjusted with reference to comparable rents for school building in Shanghai at the appropriate time.

6.                                      (Payment)

6.1       Part B shall pay the first rental payment by 31st August 2011, after which, the rent shall be paid four times each year, respectively at the end of March, June, September and December of the year.

6.2       Party A shall issue an official tax invoice to Party B of the equivalent amount when collecting the rent.

7.                                      (Property Management)

After Party A delivers the property for lease to Party B, Party B shall undertake all of the security, cleaning and other property management work by itself, and it shall also bear the related expenses therefore. However, Party B shall not pay any property management expenses to Party A.

8.                                      (Priority Lease Right)

Upon the expiration of this Contract, Party B shall have the priority lease right under the same conditions. If Party B renews the lease after the expiration of the lease term as provided in this Contact, Party A and Party B shall execute a separate lease contract.

9.                                      (Expiration of the Lease)

Upon the expiration of Party B’s lease, the fitting out in the school buildings during Party B’s lease term shall belong to Party A, free of charge.

10.                               (Responsibilities of both Parties)

10.1              (Party A’s Responsibilities)

10.1.1       Party A guarantees to finish and clear up the exterior environment of the school buildings including the fencing, entry path, landscape and lawns, and complete such work before the opening of school at the Premises.

10.1.2       Party A shall undertake the property right, land use fees, leasing taxes and all payable taxes of the property for lease at the Premises.

10.1.3       Party A shall conduct the construction and installation of the Premises (including the School Buildings for Lease), provide and lease the Premises (including the School Buildings for Lease) in good quality to Party B.

10.1.4       Within the relevant maintenance period as provided below in this Contract, Party A shall be responsible for the maintenance of the School Buildings for Lease as well as all the other fixtures and fittings (including without limitation the Distribution Box, water pumps, etc.) installed inside the School Buildings for Lease and bear the related expenses. After the relevant maintenance period as described below expires, Party B shall be responsible for the maintenance and bear the related expenses. Party B shall be responsible for the maintenance of the daily-use equiment (including without limitation the central air conditioners and water pumps) and the replacemnt the wearing parts as well as the replacement and maintenance of the fittings and parts damaged due to Party B’s actions.

1)             The maintenace period of basic facilities, ground base and main body structure construction is 50 years from the start of the lease.

2)             The maintenance period of the roof waterproofing is 25 years from the start of the lease.

3)             The maintenance period of waterproof ordered toilets and rooms, and against leakage of the exterior walls, is 25 years from the start of the lease.

4)             The maintenance period against leakage in any cellar or pipe is 25 years from the start of the lease.

5)             The maintenance period against warping of, or flaws in, the doors and windows is 3 years from the start of the lease.

6)             The maintenance period for pipe and lines for electricity, drains, cables and installed equipment is 25 years from the start of the lease.

7)             The maintenance period of switches of lamps and electrical appliances is 6 months from the start of the lease.

8)             The maintenance period against pipe clogging is 2 months from the start of the lease.

9)             As other parts of building, the maintenance period should be discussed and detemined by Party A and B.

10.1.5       Party A should provide any documents of the land and property to Party B to obtain the school license of the British International School, Shanhai.

10.2              (Party B’s Responsibilities)

10.2.1              The expense for water, electricity, gas and communication incurred by Party B during the lease term shall be borne by Party B.

10.2.2              Party B shall legally use the School Buildings for Lease according to the permitted uses as provided in this Contract, and may not change the nature of use; and Party B must get written approval from Party A if it wants to sublease the School Buildings for Lease to a third party.  Neither of these permission /approval shall be withheld unreasonably.

10.2.3              Party B may not store hazardous materials in the School Buildings for Lease and shall undertake all liabilities if the School Buildings for Lease and the auxiliary facilities are damaged by breach of this section.

11.                               (Party A’ s covenant and agreements)

Party A’ s covenants and agrees with Party B (Subject to Party B duly paying the rental and not breaching this Contract) as follows:

11.1              Party A shall own the legal title to the land use right in respect of the leased property and all the buildings inside the School Buildings for Lease, and it also has the lawful right to enter into this Contract with Party B;

11.2              Party A has paid all the fees and charges to the government in relation to the land use right over the School Building for Lease inside the Premises;

11.3              The School Buildings for Lease have not been subject to any existing mortgage or legal charge as of the date of this Contract, and any future mortgage or legal charge created by Party A affecting the School Buildings for Lease inside the Premises shall be subject to this Contract and Party A shall undertake that all the rights and interests of Party B under this Contract would not be damaged;

11. 4           Party A leases the Premises to Party B for Party B’ s exclusive use and possession and in order to enable Party B to operate an international school at the Premises. Party A agrees that Party B and its invitees shall have 24-hour free and uninterrupted right of entry to the Premises through the public area within the Development subject compliance of the registration and security requirement by the manager;

11.5              Party A shall be responsible for all charges for Utilities consumed at the Premises that were incurred before the commencement of the lease Term;

11.6              If Part B wishes to increase the capacity of the existing Service Media beyond the warranted amounts, to the extent that such would not interfere with the rest of the Development as in the sole opinion of Party A (which decision shall be final), Party A will use its reasonable endeavor to assist Party B to liaise with the relevant utility providers to increase the capacity of Utilities provided to the Premises.

11.7              Except as expressly and specifically set forth in this Contract, Party B shall not have any further obligation to pay any expenses to Party A in relation to the School Building for Lease or the use of the School Buildings for Lease by Party B.

12.                               (Party B’ s Insurance)

12.1              To effect and maintain adequate insurance cover with a reputable insurance company which holds a valid business license in PRC in respect of:

12.1.1       Any loss or damage to property within the Premises including without limitation all furniture, Party B’ s fixtures, fittings, equipment, samples, personal effects and stock in their full replacement value against fire and extraneous perils including without limitation those risks, perils or under circumstances for which Party A’ s liability is expressly or impliedly excluded under this Lease.

12.1.2       Damages in respect of death of or personal injury to third parties, or in the vicinity of the Premises.

12.2              To produce to Party A when required by Party A from time to time the policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and is valid and subsisting;

12.3              As soon as reasonably practicable to apply all money received under and policy effected under Article 12.1 in making good the losses in respect of which it was paid;

12.4              To notify Party A promptly of any damage to the leased property;

12.5              Not without Party A’ s written consent to effect any insurance which may reduce the insurance money receivable by Party A.

13.                               (Liabilities for Breach of Contract)

13.1              After the Contract is signed, if party A finished the design drawings, but Party B no longer requests the construction and the building of campus, Party B shall compensate Party A for the drawing design expenses and initial expenses.

13.2.           Should Party B give up the lease of said project after Party A starts the construction, Party B shall compensate 50% of Party A’ s investment.

13.3.           If Party B fails to pay the rent after 15 days as of the rent payment date, Party B shall pay a default fine at 0.05% of the rent for the corresponding quarter to Party A for each overdue day, unless Party A is responsible for such delay or force majeure causes such delay. If Party B fails to pay a rental payment within three months of such rental payment becoming due and payable, Party A shall serve a written notice and negotiate with Party B whether to terminate this Contract.

14.                               (Effectiveness of Contract)

This Contract shall go into effect after being signed and sealed by Party A and Party B and after Party A has obtained the State-owned Land Use Certificate, the Land Use Planning Permit for Construction Purposes, the Construction Project Planning Permit and the Construction Project Building Permit relating to the 1st phase of the development project of this Contract.

15.                               (Other Provisions)

15.1              If such school buildings and the fittings thereof are damaged due to the reason of force majeure, the Parties shall not undertake liabilities against each other. If such circumstances continue for five weeks or more, Party B shall have the right to terminate the lease without paying any compensation to Party A to repair or rebuild the leased property.

15.2              In case any disputes arise out of the performance of this Contract, Party A and Party B shall settle them through negotiation. If the dispute could not be settled through negotiation, any Party may refer such disputes to China International Economic and Trade Arbitration Commission for arbitration in Shanghai.

15.3              Each Party shall undertake its taxes payable during the lease term in accordance with the State’ s regulations.

15.4              Any unsettled matters of this Contract shall be subject to further discussion between Party A and Party B. The Schedules to this Contract shall have the same legal effect with this Contract.

15.5              This Contract is made in four copies and each Party holds two copies.

15.6              Duty of confidentiality: in order to protect the business secrets of the Parties, Party A and Party B promise that, any Party shall undertake the duty of confidentiality over the business secrets of the other Party known as a result of the negotiation and execution of this Contract as well as the contents of this Contract; and the disclosing Party shall undertake all the compensation liabilities for the loss caused to the other Party due to its secret disclosing act.

15.7              The laws of the People’s Republic of China shall apply to this Contract.

15.8              This Contract is written in English and Chinese. Both versions have the same legal force. In case of any discrepancy between the two versions, the Chinese version shall prevail.

(English Translation)

[construction drawings omitted]